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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ARTISOFT, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

 ARTISOFT, INC.

5 CAMBRIDGE CENTER
CAMBRIDGE, MASSACHUSETTS 02142

Notice of Special Meeting of Stockholders
to be held on September 9, 2003

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Artisoft, Inc. will be held on Tuesday, September 9, 2003, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matter:

  •
  to authorize and approve the issuance and sale under the terms of a purchase agreement dated June 27, 2003 of (1) 2,627,002 shares of Artisoft's series C convertible preferred stock, $1.00 par value per share, at a per share price equal to $1.50 and (2) warrants to purchase an aggregate of 2,627,002 shares of Artisoft's common stock, $.01 par value per share, at an initial per share exercise price of $1.88.

NASDAQ Marketplace Rule 4350(i) requires that we obtain stockholder approval of this matter prior to issuing shares of series C convertible preferred stock and common stock purchase warrants pursuant to the June 2003 purchase agreement.

        Our board of directors has no knowledge of any other business to be transacted at the special meeting.

        Our board of directors has fixed the close of business on August 4, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or adjournments of that meeting. Our stock transfer books remain open.

        All stockholders are cordially invited to attend the special meeting.

                      By Order of the Board of Directors

                      DUNCAN G. PERRY
                       Secretary

Cambridge, Massachusetts
August 5, 2003

        Your vote is very important. Whether or not you plan to attend the special meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope in order to ensure representation of your shares. No postage need be affixed if the proxy card is mailed in the United States.

Artisoft, Inc.
5 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT

For the Special Meeting of Stockholders to be Held on September 9, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Artisoft, Inc. for use at the special meeting of stockholders to be held on Tuesday, September 9, 2003 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or adjournments of that meeting. The notice of meeting, this proxy statement and the enclosed proxy card are first being sent or given to stockholders on or about August 5, 2003. Unless otherwise noted, data used throughout this proxy statement is adjusted to reflect the one-for-six reverse split of its common stock implemented by Artisoft in April 2003.

Matter to be Considered at the Special Meeting

        At the special meeting and any adjournment or adjournments of the meeting, our stockholders will be asked to consider and vote upon the authorization and approval of the issuance and sale under the terms of a purchase agreement dated June 27, 2003 of:

  •
  2,627,002 shares of Artisoft's series C convertible preferred stock, $1.00 par value per share, at a per share price equal to $1.50; and

  •
  warrants to purchase an aggregate of 2,627,002 shares of common stock, $.01 par value per share, at an initial per share exercise price of $1.88.

NASDAQ Marketplace Rule 4350(i) requires that we obtain stockholder approval of this matter prior to issuing shares of series C convertible preferred stock and common stock purchase warrants pursuant to the June 2003 purchase agreement.

Record Date

        Our board of directors has fixed the close of business on August 4, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

Voting

        On August 4, 2003, the record date for determination of stockholders entitled to vote at the special meeting, there were outstanding and entitled to vote an aggregate of 2,989,460 shares of our common stock and 2,800,000 shares of our series B preferred stock. Each stockholder of record is entitled to one vote for each share of common stock and approximately 0.3968 votes for each share of series B preferred stock registered in his or her name. The holders of common stock and series B preferred stock will vote together as a single class for purposes of all matters submitted to the stockholders at the special meeting.

        Under a voting agreement entered into with Artisoft, the holders of our series B preferred stock agreed that they would vote only a total of 1,906,800 shares of series B preferred stock on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class. Therefore, under that agreement, only 1,906,800 shares out of the 2,800,000 outstanding shares of our series B preferred stock will be voted at the special meeting. Those 1,906,800 shares represent in the aggregate, 756,666 votes which may be cast at the special meeting.

        The affirmative vote of the holders of a majority of the shares of our capital stock present or represented by proxy and voting on the matter is required to authorize and approve the sale and issuance of series C convertible preferred stock and warrants to purchase common stock at the special meeting. Affiliates of Austin W. Marxe and David M. Greenhouse who hold shares of series B preferred stock and common stock representing an aggregate of 1,289,136 votes that may be cast at the special meeting, or approximately 31.6% of the maximum number of votes that may be cast at the special meeting, have agreed to vote those shares of capital stock in favor of the matter presented to the stockholders at the special meeting. Affiliates of Jon D. Gruber who hold shares of series B preferred stock and common stock representing an aggregate of 290,682 votes that may be cast at the special meeting, or approximately 7.1% of the maximum number of votes that may be cast at the special meeting, are investors participating in the financing which is the subject of the matter being presented to the stockholders at the special meeting. Other investors participating in the financing which is the subject of the matter being presented to the stockholders at the special meeting had shares of common stock representing an aggregate of 122,034 votes that may be cast at the special meeting, or approximately 3% of the maximum number of votes that may be cast at the special meeting. Our executive officers and directors hold shares of common stock representing an aggregate of 66,116 votes that may be cast at the special meeting, or approximately 1.6% of the maximum number of votes that may be cast at the special meeting. Combined, these affiliates of Austin W. Marxe and David M. Greenhouse, these affiliates of Jon D. Gruber, these other investors participating in the financing and these officers and directors hold shares of our capital stock representing 1,767,968 votes that may be cast at the special meeting, or approximately 43% of the maximum number of votes that may be cast at the special meeting. To our knowledge, no affiliate of Jon D. Gruber, no other investor participating in the financing and no executive officer or director of Artisoft is a party to a voting agreement relating to the matter being presented to the stockholders at the special meeting. However, the affiliates of Jon D. Gruber, as holders of the series B preferred stock, have consented to the financing which is the subject of the matter being presented to the stockholders at the special meeting for all purposes.

        The holders of a majority of our capital stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Capital stock present in person or represented by proxy, including capital stock that abstains and "broker non-votes", that does not vote with respect to the matter presented for stockholder approval will be counted for purposes of determining whether a quorum exists at the special meeting. When we refer to broker non-votes, we mean capital stock held in "street name" by brokers or nominees who indicate on their proxy cards that they do not have discretionary authority to vote the capital stock as to a particular matter. Regardless of whether or not it may be voted under the voting agreement entered into among Artisoft and the holders of the series B preferred stock, all series B preferred stock present in person or represented by proxy at the special meeting will be counted for purposes of determining whether a quorum exists at the special meeting. In the event that a quorum is not present at the time the special meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the special meeting and the persons named in the enclosed proxy will vote all shares of capital stock for which they have voting authority in favor of that adjournment, unless authority to do so is withheld by checking the appropriate box on the proxy card.

        Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter (which we refer to as "broker non-votes"), will not be counted as votes in favor of that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on the authorization and approval of the sale and issuance of series C convertible preferred stock and warrants to purchase common stock, which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

        All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matter set forth in the notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary, by delivering a subsequently dated proxy or by voting in person at the special meeting. Attendance at the special meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the special meeting that the stockholder intends to revoke the proxy and vote in person.

Recommendation to Stockholders

        Our board of directors believes that the issuance and sale under the terms of the purchase agreement dated June 27, 2003 of (1) 2,627,002 shares of Artisoft's series C convertible preferred stock at a per share price equal to $1.50 and (2) warrants to purchase an aggregate of 2,627,002 shares of Artisoft's common stock at an initial per share exercise price of $1.88 is in the best interests of Artisoft and our stockholders and recommends a vote FOR this proposal.

Householding of Proxy Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142, phone: (617) 354-0600, Attention: Secretary. If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals for the 2003 Annual Meeting of Stockholders

        No other matters may be brought before the special meeting, other than matters incident to the conduct of the meeting. Under Artisoft's bylaws, business transacted at the special meeting is limited to the purposes set forth in the notice of meeting accompanying this proxy statement. The deadline for submitting stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in our proxy materials for our 2003 annual meeting of stockholders has passed.

Other Matters

        Our board of directors knows of no other business that will be presented for consideration at the special meeting other than the matter described in this proxy statement. However, if any other business should come before this meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

Independent Auditors

        Although representatives of KPMG LLP, our independent auditors, will have the opportunity to make a statement at the special meeting if they desire to do so, we do not expect representatives of KPMG LLP to be present at the special meeting or to be available to respond to questions. During our two most recent fiscal years and the subsequent interim period, there has been no resignation or dismissal of our principal accountant.

Costs of Solicitation

        Artisoft will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. Artisoft will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and Artisoft will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. We have also retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $8,000 plus reasonable out-of-pocket expenses. Proxies will be tabulated by ADP Investor Communication Services, and we will appoint one or more inspectors of election to count all votes and ballots at the meeting and make a written report thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

        The following table sets forth information as of June 30, 2003, except as otherwise noted, with respect to the beneficial ownership of our (1) common stock and series B preferred stock, prior to any issuance of series C preferred stock or common stock purchase warrants under the June 2003 purchase agreement, and (2) our common stock and series C preferred stock, assuming the issuance and sale as of June 30, 2003 of all shares of series C preferred stock and common stock purchase warrants under the June 2003 purchase agreement, by:

  •
  each person known by Artisoft to own beneficially more than five percent of our outstanding common stock or series B preferred stock;

  •
  each person who has agreed under the June 2003 purchase agreement to purchase more than five percent of the series C preferred stock to be issued and sold pursuant to that agreement;

  •
  each director of Artisoft;

  •
  Artisoft's Chief Executive Officer and each of its three other executive officers during the fiscal year ended June 30, 2002; and

  •
  all executive officers and directors of Artisoft as a group.

        As of June 30, 2003, we had outstanding 2,974,102 shares of common stock and 2,800,000 shares of series B preferred stock.

        The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after June 30, 2003 through the exercise or conversion of any stock option, warrant, preferred stock or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

        The address of each of our employees, officers and directors is c/o Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142.

	Shares Beneficially Owned Prior to any Issuance and Sale of Series C Preferred Stock and Common Stock Warrants Under the June 2003 Purchase Agreement						Shares Beneficially Owned After the Issuance and Sale of Series C Preferred Stock and Common Stock Warrants Under the June 2003 Purchase Agreement(1)
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Ownership of Common Stock	Shares of Series B Preferred Stock Beneficially Owned		Ownership of Series B Preferred Stock	Shares of Common Stock Beneficially Owned		Ownership of Common Stock	Shares of Series C Preferred Stock Beneficially Owned		Ownership of Series C Preferred Stock
5% Stockholders
Austin W. Marxe and David M. Greenhouse c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	1,904,969	(2)	45.8%	2,100,000	(3)	75.0%	4,298,626	(4)	73.0%	—		—
Jon D. Gruber c/o Gruber & McBaine Capital Management, LLC 50 Osgood Place San Francisco, CA 94133	495,955	(5)	14.7%	700,000	(6)	25.0%	1,740,396	(7)	37.7%	333,335	(8)	12.7%
S Squared Technology Corp(9) 515 Madison Avenue New York, NY 10022	236,050		7.9%	—		—	236,050		7.9%	—		—
Steven C. Zahnow(10) 4131 N. 24th St., Suite C-207 Phoenix, AZ 85016	122,042	(11)	4.1%	—		—	316,861	(12)	9.9%	1,400,000	(13)	53.3%	(13)
Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391-1769	—		—	—		—	330,419	(14)	9.9%	527,000	(15)	20.1%	(15)
Constable Advisors, LLC 18300 Minnetonka Blvd. Deephaven, MN 55391	—		—	—		—	330,419	(16)	9.9%	300,000	(17)	11.4%	(17)
Directors and Executive Officers
Michael P. Downey(18)	56,668		1.9%	—		—	56,668		1.9%	—		—
Steven G. Manson(19)	66,692		2.2%	—		—	66,692		2.2%	—		—
Christopher Brookins(20)	34,739		1.2%	—		—	34,739		1.2%	—		—
Francis E. Girard(21)	13,334		*	—		—	13,334		*	—		—
Kathryn B. Lewis(22)	9,366		*	—		—	9,366		*	—		—
Paul Gregory Burningham(23)	28,765		*	—		—	28,765		*	—		—
Michael J. O'Donnell(24)	928		*	—		—	928		*	—		—
Robert H. Goon(25)	3,890		*	—		—	3,890		*	—		—
Robert J. Majteles(26)	1,111		*	—		—	1,111		*	—		—
All directors and executive officers as a group (9 persons)	215,488		6.9%	—		—	215,488		6.9%	—		—

*
Less than 1%

(1)
The sale of shares of series C preferred stock and warrants to purchase common stock pursuant to the June 2003 purchase agreement is subject to several conditions, which along with the other terms of the purchase agreement, are described below under the heading "Authorization of Issuance and Sale of Series C Preferred Stock and Warrants to Purchase Common Stock". No shares of series B preferred stock will be issued pursuant to the June 2003 purchase agreement. Therefore, the ownership interest of our stockholders in our series B preferred stock will not be affected by the sale of stock under the June 2003 purchase agreement.

(2)
Consists of (i) 440,451 shares of common stock, 452,381 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 190,000 shares of common stock owned by Special Situations Fund III, L.P.; (ii) 127,067 shares of common stock, 150,793 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 63,333 shares of common stock owned by Special Situations Cayman Fund, L.P.; (iii) 104,683 shares of common stock, 150,793 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 63,333 shares of common stock owned by Special Situations Private Equity Fund, L.P.; and (iv) 49,436 shares of common stock, 79,365 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 33,334 shares of common stock owned by Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of MGP Advisers Limited Partnership. MGP Advisers Limited Partnership serves as the general partner of and investment advisor to Special Situations Fund III, L.P. AWM Investment Company, Inc. serves as the general partner of and investment advisor to Special Situations Cayman Fund, L.P. Austin W. Marxe and David M. Greenhouse are also members of MG Advisers L.L.C., the general partner of and investment advisor to Special Situations Private Equity Fund, L.P., and members of SST Advisers, L.L.C., the general partner of and investment advisor to Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse share sole voting and investment power over the shares owned by Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse filed a Schedule 13D/A with the Securities and Exchange Commission on February 13, 2003. The information contained in this table is derived from that filing. Each of Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. has agreed to vote all of its shares of Artisoft capital stock that it may vote at the special meeting in favor of the matter presented to the stockholders at the special meeting.

(3)
Consists of 1,140,000 shares owned by Special Situations Fund III, L.P., 380,000 shares owned by Special Situations Cayman Fund, L.P., 380,000 shares owned by Special Situations Private Equity Fund, L.P. and 200,000 shares owned by Special Situations Technology Fund, L.P. See note (2) above. Under a voting agreement entered into with Artisoft, each of the foregoing entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Special Situations Fund III, L.P.—776,340 shares; Special Situations Cayman Fund, L.P.—258,780 shares; Special Situations Private Equity Fund, L.P.—258,780 shares; and Special Situations Technology Fund, L.P.—136,200 shares. Each of Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. has agreed to vote all of its shares of Artisoft capital stock that it may vote at the special meeting in favor of the matter presented to the stockholders at the special meeting.

(4)
Consists of (i) 798,903 shares of common stock, 1,393,333 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 190,000 shares of common stock owned by Special Situations Fund III, L.P.; (ii) 246,563 shares of common stock, 464,442 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 63,333 shares of common stock owned by Special Situations Cayman Fund, L.P.; (iii) 224,179 shares of common stock, 464,442 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 63,333 shares of common stock owned by Special Situations Private Equity Fund, L.P.; and (iv) 112,320 shares of common stock, 244,444 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 33,334 shares of common stock owned by Special Situations Technology Fund, L.P.

(5)
Consists of: (i) 166 shares of common stock, 177,777 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 74,666 shares of common stock owned by Lagunitas Partners, LP; (ii) 55,555 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 23,333 shares of common stock owned by Gruber & McBaine International; (iii) 333 shares of common stock, 31,746 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 13,333 shares of common stock owned by Jon D. Gruber; (iv) 6,349 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 2,666 shares of common stock owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976; (v) 6,349 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 2,666 shares of common stock owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975; and (vi) an aggregate of 101,016 shares of common stock, over which Jon D. Gruber has voting and dispositive control. Jon D. Gruber is a manager of Gruber & McBaine Capital Management, LLC. Gruber & McBaine Capital Management, LLC is the general partner of Lagunitas Partners, L.P. Gruber & McBaine Capital Management, LLC is the investment advisor to Gruber & McBaine International. Gruber & McBaine Capital Management, LLC is principally responsible for the selection, acquisition and disposition of the portfolio securities held by Lagunitas Partners, LP and Gruber & McBaine International. In addition, J. Patterson McBaine and Eric B. Swergold are managers of Gruber & McBaine Capital Management, LLC and share voting and dispositive control over shares held by Lagunitas Partners, L.P. and Gruber & McBaine International. Jon D. Gruber has discretionary investment power over the F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 and the F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976. The address of each of Lagunitas Partners, L.P., Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 is c/o Gruber & McBaine Capital Management, LLC, 50 Osgood Place, San Francisco, California 94133. The information contained in this table is derived from information provided by each of Lagunitas Partners, L.P., Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated

  December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975. Each of Lagunitas Partners, LP, Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 is an investor participating in the financing which is the subject of the matter being presented to the stockholders at the special meeting.

(6)
Consists of 448,000 shares owned by Lagunitas Partners, LP, 140,000 shares owned by Gruber & McBaine International, 80,000 shares owned by Jon D. Gruber, 16,000 shares owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and 16,000 shares owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975. See note (5) above. Under a voting agreement entered into with Artisoft, each of the foregoing individuals and entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Lagunitas Partners, LP—305,088 shares, Gruber & McBaine International—95,340 shares; Jon D. Gruber—54,480 shares; F/B/O Lindsay Deroy Gruber Trust dated December 27, 1996—10,896 shares; and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 - 10,896 shares. Each of Lagunitas Partners, LP, Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 is an investor participating in the financing which is the subject of the matter being presented to the stockholders at the special meeting.

(7)
Consists of: (i) 166 shares of common stock, 547,553 shares of common stock issuable upon conversion of shares of series B preferred stock, 213,334 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 288,000 shares of common stock owned by Lagunitas Partners, LP; (ii) 171,109 shares of common stock issuable upon conversion of shares of series B preferred stock, 66,667 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 300,000 shares of common stock owned by Gruber & McBaine International; (iii) 333 shares of common stock, 97,777 shares of common stock issuable upon conversion of shares of series B preferred stock, 38,334 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 51,667 shares of common stock owned by Jon D. Gruber; (iv) 19,554 shares of common stock issuable upon conversion of shares of series B preferred stock, 7,500 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 10,166 shares of common stock owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976; (v) 19,554 shares of common stock issuable upon conversion of shares of series B preferred stock, 7,500 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 10,166 shares of common stock owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975; and (vi) an aggregate of 101,166 shares of common stock, over which Jon D. Gruber has voting and dispositive control.

(8)
Consists of: (i) 213,334 shares owned by Lagunitas Partners, LP, (ii) 66,667 shares owned by Gruber & McBaine International, (iii) 38,334 shares owned by Jon D. Gruber, (iv) 7,500 shares owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and (v) 7,500 shares owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975.

(9)
S Squared Technology Corp. filed a Schedule 13G/A with the Securities and Exchange Commission on February 14, 2003. The information contained in this table is derived from that filing.

(10)
Pursuant to our certificate of incorporation, the holders of our series C preferred stock, voting as a separate class, will have the right to elect one member of our board of directors. Pursuant to the June 2003 purchase agreement, each of the purchasers of series C preferred stock has agreed that for so long as R.R. Stolworthy, Inc. or one of its affiliates holds shares of series C preferred stock, R.R. Stolworthy shall have the right to designate the director to be elected by the holders of the series C preferred stock, and each of the holders of the series C preferred stock will vote its shares of series C preferred stock to elect the R.R. Stolworthy designee. The designee will initially be Steven C. Zahnow.

(11)
Consists of (i) 2,000 shares of common stock owned by Steven C. Zahnow, (ii) 100,000 shares of common stock owned by Zahnow Partners, LP, (iii) 32 shares of common stock owned by Mr. Zahnow's children and (iv) 20,000 shares of common stock owned by Pathfinders Ventures, LLC. Steven C. Zahnow is the managing member of Zahnow Group LLC, the general partner of Zahnow Partners, LP. In addition, Zahnow Group LLC has voting and dispositive control over shares owned by Pathfinders Ventures, LLC. R.R. Stolworthy, Inc., an affiliate of RRS & Company, is an investor participating in the financing which is the subject of the matter being presented to the stockholders at the special meeting. Steven C. Zahnow is a partner of RRS & Company. The information contained in this table is derived from information provided by Steven C. Zahnow.

(12)
Consists of (i) 2,000 shares of common stock owned by Steven C. Zahnow, (ii) 100,000 shares of common stock owned by Zahnow Partners, LP, (iii) 32 shares of common stock owned by Mr. Zahnow's children, (iv) 20,000 shares of common stock owned by Pathfinders Ventures, LLC and (v) an aggregate of 194,827 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock owned by R.R. Stolworthy, Inc. The aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased under the June 2003 purchase agreement may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise.

(13)
Consists of 1,400,000 shares owned by R.R. Stolworthy, Inc. The aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(14)
Consists of an aggregate of 330,419 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock over which Perkins Capital Management, Inc. has voting and dispositive control. The aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased under the June 2003 purchase agreement may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise.

(15)
Consists of 527,000 shares over which Perkins Capital Management, Inc. has voting and dispositive control. The aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(16)
Consists of an aggregate of 330,419 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock over which Constable Advisors, LLC has voting and dispositive control. The aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased under the June 2003 purchase agreement may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise.

(17)
Consists of (i) 231,207 shares owned by Constable Capital, LLC and (ii) 68,793 shares owned by Constable Capital QP, LLC. Constable Advisors, LLC is the managing member of each of Constable Capital, LLC and Constable Capital QP, LLC. The aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(18)
Includes 11,668 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2003.

(19)
Includes 56,854 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2003.

(20)
Includes 33,067 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2003.

(21)
Includes 5,001 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2003.

(22)
Consists of 333 shares owned by Michael Lewis and Kathryn Braun TR The Lewis Family Trust and 9,033 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2003.

(23)
Includes 28,738 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2003.

(24)
In March 2003, Mr. O'Donnell resigned as Secretary and Chief Financial Officer.

(25)
Consists of 3,890 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2003.

(26)
Consists of 1,111 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2003.

Change in Control

  Austin W. Marxe and David M. Greenhouse

        On September 27, 2002, we issued and sold an aggregate of 317,466 shares of our common stock at a per share cash purchase price of $6.30 to the following investors: Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. To our knowledge, each of these investors is in the business of investing in equity and equity-related securities and used cash assets available to their businesses in order to purchase the shares of common stock acquired by them in the transaction. Under the purchase agreement with respect to this September 2002 financing, the investors received the right to designate a director on Artisoft's board of directors, and we are required to use our best efforts to cause that designee to be elected to the board of directors. Each of these investors is an affiliate of Austin W. Marxe and David M. Greenhouse.

        Each of Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. also participated in a financing of Artisoft in 2001 in which the investors purchased an aggregate of 2,100,000 shares of our series B preferred stock and warrants to purchase an aggregate of 350,000 shares of our common stock at a per share exercise price equal to $22.50. Each outstanding share of series B preferred stock may be voted on a basis equal to the number of shares of common stock into which it converts. Prior to the September 2002 financing, each share of series B preferred stock converted into one share of common stock. Assuming the conversion of all of the investors' shares of series B preferred stock into common stock and the exercise of all of the investors' warrants, prior to the September 2002 financing Austin W. Marxe and David M. Greenhouse held an aggregate beneficial ownership interest in our common stock of approximately 21%.

        In addition, pursuant to our certificate of incorporation, the holders of series B preferred stock have the right, as a class, to elect two directors to our board of directors. Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations Fund III, L.P. has the right to select the directors to be elected by the holders of the series B preferred stock.

        The issuance and sale of shares of common stock in the September 2002 financing resulted in anti-dilution adjustments to the series B preferred stock and the warrants issued in the 2001 financing. Following the September 2002 financing each share of series B preferred stock is now convertible into approximately .3968 shares of common stock and accordingly may be voted on a basis equal to approximately .3968 votes for each share of series B preferred stock. In addition, the per share exercise price of each warrant issued in the 2001 financing has been reduced from $22.50 to $6.30. Therefore, as of immediately subsequent to the issuance and sale of common stock in the September 2002 financing, Austin W. Marxe and David M. Greenhouse held an aggregate beneficial ownership interest in our common stock of approximately 36%, consisting of 327,400 shares of common stock, 2,100,000 shares of series B preferred stock (convertible into 833,332 shares of common stock) and warrants to purchase 350,000 shares of common stock at a per share exercise price equal to $6.30. In addition, Austin W. Marxe and David M. Greenhouse, through the investors in our 2001 and September 2002 financings, have the right to elect the two directors which may be elected by the holders of the series B preferred stock and the right to designate an additional director, which Artisoft must use its best efforts to cause to be elected. This aggregation of stock ownership and director rights may constitute a change in control of Artisoft. Immediately prior to this aggregation of stock ownership and director rights, to our knowledge, no other entity or group possessed a similar degree of control over Artisoft.

        Effective as of August 28, 2002, the holders of our series B preferred stock elected Robert J. Majteles to our board of directors. Prior to the election of Mr. Majteles to our board of directors, the board of directors was comprised of five directors. As of November 30, 2002, our board of directors is comprised of six directors, including Mr. Majteles. Mr. Majteles is the managing member of Treehouse Capital, LLC, an investment firm. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse Capital, through Mr. Majteles, provides management and financial advisory services for the funds on request. Pursuant to this agreement, the funds pay Treehouse Capital a retainer of $10,000 per month. If Mr. Majteles's services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to 10% of the funds' net gain or net loss on the investment during the term of the agreement, offset by fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly and, except in some cases, the amount of the retainer paid to Treehouse

Capital. Under that agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a director of Artisoft pursuant to that agreement.

        As of June 30, 2003, Austin W. Marxe and David M. Greenhouse beneficially owned approximately 46% of our common stock. See "—Beneficial Ownership" above. The issuance and sale of series C preferred stock contemplated by the June 2003 purchase agreement would result in anti-dilution adjustments to the series B preferred stock and the warrants issued in the 2001 financing. It would also require Artisoft to issue additional shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing. Following the issuance and sale of series C preferred stock, each share of series B preferred stock will be convertible into approximately 1.22 shares of common stock and will vote on a basis of approximately 1.22 votes for each share of series B preferred stock and the per share exercise price of the warrants issued in the 2001 financing will be reduced from $6.30 to $1.50. In addition, Artisoft will issue to Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., pro rata based upon their participation in the September 2002 financing, an aggregate of 660,328 shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing. Therefore, following the issuance of series C preferred stock, Austin W. Marxe and David M. Greenhouse, through their affiliates, will hold an aggregate beneficial ownership interest in our common stock of approximately 73%, consisting of 1,381,965 shares of common stock, 2,100,000 shares of series B preferred stock (convertible into 2,566,661 shares of common stock) and warrants to purchase 350,000 shares of common stock at a per share exercise price equal to $1.50. This increased beneficial ownership interest, combined with the director rights already held by Austin W. Marxe and David M. Greenhouse as described above, may constitute a change in control of Artisoft. To our knowledge, no other entity or group possesses a similar degree of control over Artisoft.

AUTHORIZATION OF ISSUANCE AND SALE OF SERIES C PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK

Purpose of the Financing

        On June 27, 2003 we entered into a purchase agreement with several investors, including R.R. Stolworthy, Inc. and certain entities and affiliates of Jon D. Gruber, Perkins Capital Management, Inc., Whitebox Advisors and Constable Advisors, LLC. Under the purchase agreement, Artisoft agreed to issue and sell 2,627,002 shares of series C convertible preferred stock at a per share purchase price equal to $1.50 and warrants to purchase an aggregate of 2,627,002 shares of common stock at an initial per share price equal to $1.88. Gross proceeds from the issuance and sale of series C convertible preferred stock will be $3,940,503. We expect to use the proceeds from the sale of securities under the purchase agreement for working capital and general corporate purposes.

        Shares of our common stock are quoted on the NASDAQ SmallCap Market under the symbol "ASFTC". Under the continuing listing requirement applicable to our listing on the NASDAQ SmallCap Market, we are required to maintain a minimum stockholders' equity of $2.5 million. At March 31, 2003, our stockholders' equity was $1.3 million. In May 2003, the NASDAQ Listing Qualifications Hearings Department notified us that the listing of our common stock on the NASDAQ SmallCap Market is being maintained via a temporary exception from the $2.5 million minimum stockholders' equity continuing listing requirement. The temporary exception expires on September 24, 2003, and our common stock may be delisted from the NASDAQ SmallCap Market at any time after that date. We believe that the additional capital provided by this financing will enhance our financial condition to enable us to satisfy the $2.5 million minimum stockholders' equity continuing listing requirement. However, we cannot be certain what will be our financial condition at the time we may complete this financing, and the additional capital provided by this financing may not be sufficient for the NASDAQ listing qualifications hearings panel to believe we will be able to sustain compliance with the minimum stockholders' equity continuing listing requirement over the long term. Therefore, the NASDAQ listing qualifications hearings panel may determine to delist our common stock from the NASDAQ SmallCap Market for failure to meet the minimum stockholders' equity continuing listing requirement, even if we are able to complete this financing prior to the September 24, 2003 expiration date for our temporary exception from that requirement. Moreover, the NASDAQ listing qualifications hearings panel reserves the right to delist our common stock for failure to demonstrate compliance with the other requirements for continuing listing on the NASDAQ SmallCap Market.

        Additionally, we believe that the additional capital provided by this financing will enhance our financial condition to a level at which our independent auditors may not deliver a report containing a going concern contingency on our financial statements for the fiscal year ended June 30, 2003; provided that we are able to complete the financing prior to their delivery of that report. We believe that our business would be adversely affected were our auditors to deliver a report with such a contingency. However, we cannot be certain that our independent auditors will deliver a report without a going concern contingency on our fiscal 2003 financial statements if the financing is authorized by our stockholders and subsequently completed.

        We are required under applicable NASDAQ marketplace rules to receive the approval of our stockholders prior to completing this financing. NASDAQ Marketplace Rule 4350(i) requires that companies who have securities quoted on the NASDAQ SmallCap Market obtain stockholder approval prior to, among other things, (1) an issuance or potential issuance of securities that will result in a change of control of the company and (2) the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable into common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. We are holding the special meeting and providing this proxy statement to seek prior stockholder approval under NASDAQ Marketplace Rule 4350(i) for the issuance of shares of series C convertible preferred stock and warrants to purchase common stock pursuant to the purchase agreement. If we were to effect the sale and issuance of the series C preferred stock and warrants without stockholder approval, our common stock could be delisted from NASDAQ. Consequently, it is a condition to the closing under the purchase agreement that the sale and issuance of series C preferred stock and warrants to purchase common stock pursuant to the purchase agreement be approved by the holders of a majority of the shares present or represented by proxy and voting on the matter at the special meeting.

        The closing per share sale price of our common stock on the NASDAQ SmallCap Market on August 4, 2003 was $1.90.

        Our board of directors believes that the issuance and sale under the terms of the purchase agreement dated June 27, 2003 of (1) 2,627,002 shares of Artisoft's series C convertible preferred stock at a per share price equal to $1.50 and (2) warrants to purchase an aggregate of 2,627,002 shares of Artisoft's common stock at an initial per share exercise price of $1.88 is in the best interests of Artisoft and our stockholders and recommends a vote FOR this proposal.

Interests of Certain Persons in the Sale and Issuance of Series C Convertible Preferred Stock and Warrants to Purchase Common Stock

        Jon D. Gruber.    Jon D. Gruber and his affiliates, Lagunitas Partners, LP, Gruber & McBaine International, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1997, are parties to the June 2003 purchase agreement and have agreed to purchase an aggregate of 333,335 shares of series C preferred stock and warrants to purchase an aggregate of 333,335 shares of common stock under that agreement. In addition, as of June 30, 2003, Jon D. Gruber held a 15% beneficial ownership interest in our common stock, consisting of 101,515 shares of common stock, 277,776 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase an aggregate of 116,664 shares of common stock. The closing of the issuance and sale of shares of series C preferred stock and common stock purchase warrants under the June 2003 purchase agreement will result in anti-dilution adjustments to the series B preferred stock and warrants beneficially held by Jon D. Gruber. Following the issuance and sale of series C convertible preferred stock and warrants to purchase common stock, the number of shares of common stock into which Jon D. Gruber's shares of series B preferred stock will convert will increase from 277,776 to 855,547. This increase will result in Jon D. Gruber holding a 38% beneficial ownership interest in our common stock. In addition the per share exercise price of the warrants to purchase common stock held by Jon D. Gruber will decrease from $6.30 to $1.50. For a discussion of Jon D. Gruber's beneficial ownership interest in Artisoft, both prior to and assuming completion of the issuance and sale of series C preferred stock and common stock purchase warrants under the June 2003 purchase agreement, please see the information under the heading "Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership", including the table under that heading and notes 5-8 to that table.

        Austin W. Marxe and David M. Greenhouse.    As of June 30, 2003, Austin W. Marxe and David M. Greenhouse held a 46% beneficial ownership interest in our common stock, consisting of 721,637 shares of common stock, 833,332 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase an aggregate of 350,000 shares of common stock. The closing of the issuance and sale of shares of series C preferred stock and common stock purchase warrants under the June 2003 purchase agreement will result in anti-dilution adjustments to the series B preferred stock and warrants beneficially held by Austin W. Marxe and David M. Greenhouse, as well as the issuance of additional shares of common stock pursuant to the purchase price protection terms of the August 2002 purchase agreement entered into among Artisoft and several affiliates of Austin W. Marxe and David M. Greenhouse. Following the issuance and sale of series C convertible preferred stock and warrants to purchase common stock, the number of shares of common stock into which Austin W. Marxe and David M. Greenhouse's shares of series B preferred stock will convert will increase from 833,332 to 2,566,661 and an additional 660,328 shares of common stock will be issued to the Austin W. Marxe and David M. Greenhouse affiliates party to the August 2002 purchase agreement. This increase will result in Austin W. Marxe and David M. Greenhouse holding a 73% beneficial ownership interest in our common stock. In addition the per share exercise price of the warrants to purchase common stock held by Austin W. Marxe and David M. Greenhouse will decrease from $6.30 to $1.50. For a discussion of Austin W. Marxe and David M. Greenhouse's beneficial ownership interest in Artisoft, both prior to and assuming completion of the issuance and sale of series C preferred stock and common stock purchase warrants under the June 2003 purchase agreement, please see the information under the heading "Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership", including the table under that heading and notes 2-4 to that table. For a discussion of the change in control of Artisoft relating to Austin W. Marxe and David M. Greenhouse which may be deemed to occur as a result of the issuance and sale of series C preferred stock and common stock purchase warrants under the June 2003 purchase agreement, please see the information under the heading "Security Ownership of Certain Beneficial Owners and Management—Change in Control".

The Financing

        Pursuant to the June 2003 purchase agreement, we have agreed to issue and sell to the investors 2,627,002 shares of series C convertible preferred stock at a per share price equal to $1.50 per share and warrants to purchase an aggregate of 2,627,002 shares of common stock at an exercise price equal to $1.88.

  Series C Preferred Stock

        The rights, preferences and powers of the series C preferred stock include the following:

        Voting.    Except as summarized below under the heading "—Certain Restrictions", each share of series C preferred stock will vote together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders. Each share of series C preferred stock will receive approximately .824 of a vote when voting on such matters.

        In addition, the holders of the series C preferred stock, voting as a separate class, will have the right to elect one member of our board of directors. Pursuant to the June 2003 purchase agreement, each of the purchasers of series C preferred stock has agreed that for so long as R.R. Stolworthy, Inc. or one of its affiliates holds shares of series C preferred stock, R.R. Stolworthy, Inc. shall have the right to designate the director to be elected by the holders of the series C preferred stock, and each of the series C preferred stockholders will vote its shares of series C preferred stock to elect the R.R. Stolworthy designee.

        Under the June 2003 purchase agreement, the initial R.R. Stolworthy designee for election as the series C preferred stock director is Steven C. Zahnow. Mr. Zahnow has served as the managing member of Zahnow Group, LLC, the general partner of Zahnow Partners LP, a hedge fund, since 1997. In addition, Mr. Zahnow is a partner of RRS & Company, an investment firm.

        Certain Restrictions.    If at least 888,889 shares, subject to adjustment, of series C preferred stock are outstanding, then without the prior consent of the holders of a majority of the outstanding series C preferred stock, we may not:

  •
  declare or pay dividends, subject to limited exceptions;

  •
  redeem or repurchase or otherwise acquire any of our capital stock, subject to limited exceptions;

  •
  authorize, create, designate, establish or issue (1) an increased number of shares of series C preferred stock or (2) any other class or series of capital stock ranking senior to or on parity with the series C preferred stock or reclassify any shares of common stock into shares having preference or priority over series C preferred stock unless such newly issued shares rank on a parity with the series C preferred stock and are sold at a price equal to or above the conversion price of the series C preferred stock immediately prior to issuance; or

  •
  except in limited circumstances, amend, alter or repeal, whether by merger, consolidation or otherwise, the certificate of incorporation or bylaws of Artisoft or the resolutions contained in the certificate of designations of the series C preferred stock and the rights, preferences, qualifications, limitations and restrictions thereof which, in any case, would adversely affect the rights or voting power of the series C preferred stock or would change the number of authorized shares of series C preferred stock or any stock ranking prior thereto or which would increase the size of the board of directors to more than nine members.

        Dividends.    Dividends on the series C preferred stock may be declared and paid from time to time as determined by the board of directors. We may not declare, pay or set aside any dividends or distributions on shares of common stock (other than dividends paid in common stock) unless the holders of series C preferred stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of series C preferred stock equal to the product of (1) the per share dividend or distribution to be declared, paid or set aside for the common stock, multiplied by (2) the number of shares of common stock into which the share of series C preferred stock is then convertible. In addition, we may not declare, pay or set aside any dividends or distributions on shares of series B preferred stock unless the holders of series C preferred stock simultaneously receive a dividend or distribution on each outstanding share of series C preferred stock as would equal the dividend payable on each share of series B preferred stock if all such shares of series B preferred stock had been converted into common stock and all shares of series C preferred stock had been converted into common stock on the record date for determination of holders entitled to receive such dividend.

        Liquidation.    If we liquidate, dissolve or wind up, then the holders of series C preferred stock will be entitled, before any distributions are made to the holders of the common stock, or any other class or series of capital stock of Artisoft ranking junior to the series C preferred stock as to such distributions, to be paid an amount equal to $1.50 per share and any unpaid dividends thereon, subject to adjustment. For purposes of this liquidation preference, the series C preferred stock will rank on a parity with the series B preferred stock, which carries a similar liquidation preference in the amount of $2.50 per share.

        For purposes of this liquidation preference, unless waived in writing by the holders of a majority of the series C preferred stock then outstanding, a consolidation or merger of Artisoft into or with another entity or the sale of all or substantially all of our assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of Artisoft, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of Artisoft or its successor, will be treated as a liquidation, dissolution or winding up of Artisoft.

        Conversion.    The holders of the series C preferred stock will have the right, at any time and at their option, to convert each share of series C preferred stock into a number of shares of our common stock determined by dividing the then-applicable per share liquidation preference of the series C preferred stock by the then-applicable per share conversion price of the series C preferred stock. The conversion price will be subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by Artisoft. With limited exceptions, the conversion price will also be subject to adjustment in the case of an issuance of shares of our common stock, or securities exercisable for or convertible into our common stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price will be reduced to equal the per share price of the issued securities. Initially, the conversion price of our series C preferred stock will be $1.50.

        The number of shares of common stock that a holder of series C preferred stock may acquire upon conversion of series C preferred stock will be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of common stock then beneficially owned by the holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock. This provision does not apply, however, to any holder of series C preferred stock whose beneficial ownership of common stock as of June 27, 2003 exceeded 9.999% of the total number of issued and outstanding shares of common stock as of such date until such time as the beneficial ownership of common stock of such holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock.

  Warrants

        In addition to shares of series C preferred stock, the June 2003 purchase agreement also provides for the issuance by Artisoft of warrants to purchase an aggregate of up to 2,627,002 shares of common stock at a per share exercise price of $1.88. The warrants will have a term of exercise expiring on June 27, 2010. The number of shares issuable upon exercise and the per share exercise price of the warrants will be subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the per share exercise price of the warrants will also be subject to adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect. In the event of such an issuance, the per share exercise price of the warrants will be reduced to equal the per share price of that issuance. The warrants will be exercisable at any time prior to their expiration date by delivering the warrant certificates to us, together with a completed election to purchase and the full payment of the exercise price or by means of a "net exercise" feature under which Artisoft does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Artisoft in lieu of payment of the exercise price. This net exercise right is generally limited to times when Artisoft is not in compliance with its obligations relating to the registration of the shares of common stock underlying the warrants for resale under Artisoft's registration rights agreement with respect to those shares.

        The number of shares of common stock that a warrant holder may acquire upon exercise of a warrant will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by the holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock. This provision does not apply, however, to any warrant holder whose beneficial ownership of common stock as of June 27, 2003 exceeded 9.999% of the total number of issued and outstanding shares of common stock as of such date until such time as the beneficial ownership of common stock of such holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock.

  Preemptive Rights

        For as long as the investors or their assigns hold at least 25% of the shares of series C preferred stock issued and sold under the June 2003 purchase agreement, they will have the right to participate, up to their pro rata share, in future non-public capital raising transactions of Artisoft. Each investor's pro rata share will be determined in accordance with the number of shares of common stock into which the investor's shares of series B preferred stock and series C preferred stock may be converted in relation to the total number of shares of common stock into which the outstanding shares of series B preferred stock and series C preferred stock may be converted.

  Board of Directors

        Subject to compliance with applicable law, stock market regulations, the rights of the holders of our series B preferred stock and the rights of investors participating in our 2002 financing, we are required under the June 2003 purchase agreement to use our best efforts to cause the membership of our board of directors not to exceed seven directors.

  Registration Rights

        At the closing of the issuance and sale of series C preferred stock and warrants to purchase common stock under the June 2003 purchase agreement, we will enter into a registration rights agreement under which we will agree to register for resale by the investors the shares of common stock that may be issued upon conversion of shares of our series C preferred stock or upon exercise of the common stock purchase warrants issued under our June 2003 purchase agreement. Under the registration rights agreement, we will be required to file a registration statement relating to the resale of 5,254,004 shares of common stock no later than 30 days after the closing of that sale. If this filing date is not met or if the registration statement is not effective within 120 days after the closing, Artisoft will be required to pay to the investors liquidated damages in an amount equal to 1.5% of the aggregate amount paid by the investors for any month or pro rata for any portion thereof by which the filing date or effective date has lapsed.

        Additionally, upon written demand of any investor following the issuance or deemed issuance of any shares of common stock that result in an adjustment under the anti-dilution protection provisions of the series C preferred stock, Artisoft will prepare and file a registration statement relating to the resale of the additional shares of common stock issuable upon conversion of the series C preferred stock no later than 30 days after the investor's request. If this filing date is not met or if the registration statement is not effective within 120 days after the request, Artisoft is required to pay to the investors liquidated damages in an amount equal to 1.5% of the aggregate amount paid by the investors as is represented by the additional shares issuable pursuant to the anti-dilution protection provisions for any month or pro rata for any portion thereof by which the filing date or effective date has lapsed.

  Closing Conditions

        The obligation of the investors and Artisoft to consummate the sale of common stock under the June 2003 purchase agreement is subject to the fulfillment of various conditions, including: (1) the truth of the representations and warranties made by Artisoft, in the case of the investors, or the investors, in the case of Artisoft, in the purchase agreement; (2) Artisoft's obtaining in a timely fashion all consents required for the sale of shares; (3) Artisoft, in the case of the investors, and the investors, in the case of Artisoft, entering into the registration rights agreement; (4) stockholder approval of the issuance and sale of the series C preferred stock and warrants to purchase common stock; (5) the absence of any governmental authority enjoining or preventing the sale of shares; and (6) the delivery of closing certificates and opinions at closing.

  Termination Prior to Closing

        The obligations of Artisoft and the investors to consummate the sale of common stock under the June 2003 purchase agreement may be terminated upon the following: (1) the mutual consent of Artisoft and a majority in interest of the investors; or (2) notice by either Artisoft or a majority in interest of the investors to the other, if the closing has not occurred on or prior to September 30, 2003, or, if the proxy statement is subject to SEC review, October 31, 2003.

        Except in the case of termination by mutual consent, the party seeking to terminate its obligation may not be in breach of any of its representations, warranties, covenants or agreements under the

June 2003 purchase agreement, if that breach resulted in the circumstances giving rise to that party's seeking to terminate its obligation. If either (i) our board of directors withdraws or modifies its recommendation to stockholders to approve the sale and issuance of series C preferred stock and warrants, we hold the special meeting of stockholders and the stockholders do not approve the sale and issuance of series C preferred stock and warrants and either Artisoft or a majority of the investors terminate the June 2003 purchase agreement pursuant to item (2) described in the preceding paragraph, or (ii) we do not hold the special meeting of stockholders and we terminate the June 2003 purchase agreement pursuant to item (2) described in the preceding paragraph, we will be required to pay to the investors a cash termination fee of $500,000.

  Advisory Arrangements

        We will pay a financial advisory fee of approximately $185,000 to ThinkEquity Partners, LLC in connection with this financing. We have also agreed that until the end of the 90-day period following the closing of this financing and with limited exceptions we will not, without the prior written consent on ThinkEquity Partners, sell, contract to sell or otherwise dispose of or issue any of our securities. We have also agreed to have our officers and directors enter into similar arrangements with ThinkEquity Partners.

ARTISOFT, INC.

Business

        Artisoft sells, markets, supports and develops TeleVantage, a software-based phone system. The TeleVantage system provides call control functionality similar to a private branch exchange, including voicemail, call forwarding, an automated phone directory and a number of other telephony technologies. TeleVantage bundles these features together into a single integrated system. The TeleVantage system is built upon an open architecture that requires no proprietary hardware. It works with standard computer servers, non-proprietary telephone handsets and standard Intel voice-processing boards. TeleVantage is designed to allow organizations to improve customer service, increase call productivity and significantly decrease the cost of maintaining their telephone systems.

        We market and sell TeleVantage in domestic and international markets. We have an original equipment manufacturer relationship with Toshiba, which is selling and supporting a re-branded version of TeleVantage, called Strata CS, through its extensive dealer channel. In addition, TeleVantage is currently in trials in five store locations of a major retailer. If TeleVantage is selected by this retailer as its phone system, this retailer would likely become our largest customer. However, the retailer is testing other phone systems and may not select TeleVantage. We do not know if and when the retailer will decide to implement a new phone system.

        We were incorporated in Arizona in November 1982 and reincorporated in Delaware in July 1991.

        Our executive offices are located at 5 Cambridge Center, Cambridge, Massachusetts 02142, our telephone number is (617) 354-0600 and our Internet address is www.artisoft.com. Our Internet address is included in this proxy statement as an inactive textual reference, and the information on our Internet website is not incorporated by reference in this proxy statement.

Supplementary Financial Information

        The following table presents selected unaudited quarterly operating results for each of the three quarters in the nine months ended March 31, 2003 (in thousands). We believe that all necessary adjustments have been made to present fairly these quarterly results.

	Quarter ended September 30, 2002	Quarter ended December 31, 2002	Quarter ended March 31, 2003
Net product revenue	$1,443	$1,556	$1,756
Gross profit-product	1,406	1,502	1,664
Operating loss	(2,439)	(1,224)	(1,669)
Net loss	(2,417)	(1,205)	(1,657)
Loss applicable to common shares	(2,417)	(1,205)	(1,657)
Basic and diluted net Loss per common share	(1.67)	(.41)	(.56)

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock and preferred stock summarizes the material terms and provisions of these securities. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws. The terms of these securities may also be affected by the General Corporation Law of Delaware.

General

        Under our certificate of incorporation our authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value per share, and 11,433,600 shares of preferred stock, $1.00 par value per share.

Common Stock

        As of August 4, 2003, we had 2,989,460 shares of common stock issued and outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

        Voting.    For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

        Dividends.    If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

        Liquidation.    If we are dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

        Other Rights and Restrictions.    Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. The rights, preferences and privileges of the common stock are subject to the rights of the holders of shares of any series of preferred stock which may be outstanding.

        Listing.    Our common stock is listed on the NASDAQ Smallcap Market under the symbol "ASFTC".

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is ComputerShare Investor Services.

Preferred Stock

        As of the date of this proxy statement, we had 2,800,000 shares of preferred stock outstanding, all of which have been designated as series B preferred stock. Our certificate of incorporation authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. The general terms of our undesignated preferred stock are summarized below under the caption "Undesignated Preferred Stock."

        As of the date of this proxy statement, our board of directors had designated 2,800,000 shares of preferred stock as "Series B Convertible Preferred Stock." The material rights, preferences and privileges of the series B preferred stock are summarized below.

        As of the date of this proxy statement, our board of directors had designated 50,000 shares of preferred stock as "Series A Participating Preferred Stock". The series A preferred stock was originally designated in connection with Artisoft's adoption of a shareholder rights plan. The shareholder rights plan has since terminated, and we have no present intention to issue any shares of series A preferred stock. However, the series A preferred stock remains designated and reserved for issuance. The material rights, preferences and privileges of the series A preferred stock are summarized below.

  Series B Preferred Stock

        As of the date of this proxy statement, there were 2,800,000 shares of series B preferred stock outstanding. The following description is a summary of the material terms of our series B preferred stock. It does not restate these terms in their entirety. We urge you to read our certificate of incorporation and bylaws because they, and not this description, define the rights of holders of series B preferred stock. This summary of our series B preferred stock is not complete and is qualified by reference to our certificate of incorporation and bylaws.

        Voting.    Each share of series B preferred stock is entitled to one vote for each share of common stock that would be issuable to the holder upon the conversion of the series B preferred stock into common stock. Except as summarized below, each share of series B preferred stock votes together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders.

        The holders of the series B preferred stock, voting as a separate class, have the right to elect two members of our board of directors. The rights of the holders of the series B preferred stock to elect such directors terminate on the first date on which less than 933,333 shares, subject to adjustment, of series B preferred stock are outstanding. The term of office of any directors elected pursuant to the class voting rights of the series B preferred stock will terminate, subsequent to the termination of such class voting rights, on the earlier to occur of (1) the date three months subsequent to the termination of such rights and (2) the annual meeting of stockholders of Artisoft immediately following the termination of such rights.

        We have entered into a voting agreement dated February 28, 2002 with the holders of our series B preferred stock, pursuant to which the holders of our series B preferred stock agreed that they would vote only a total of 1,906,800 shares of series B preferred stock on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class.

        Dividends.    Dividends on the series B preferred stock may be declared and paid from time to time as determined by the board of directors. We may not declare, pay or set aside any dividends or distributions on shares of common stock (other than dividends paid in common stock) unless the holders of series B preferred stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of series B preferred stock equal to the product of (1) the per share dividend or distribution to be declared, paid or set aside for the common stock, multiplied by (2) the number of shares of common stock into which the share of series B preferred stock is then convertible.

        Liquidation.    If we liquidate, dissolve or wind up, then the holders of series B preferred stock will be entitled, before any distributions are made to the holders of the common stock, or any other class or series of capital stock of Artisoft ranking junior to the series B preferred stock as to such distributions, to be paid an amount equal to $2.50 per share, subject to adjustment.

        For purposes of this liquidation preference, unless waived in writing by the holders of a majority of the series B preferred stock then outstanding, a consolidation or merger of Artisoft into or with another entity or the sale of all or substantially all of our assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of Artisoft, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of Artisoft or its successor, will be treated as a liquidation, dissolution or winding up of Artisoft.

        Restrictions.    If at least 933,333 shares, subject to adjustment, of series B preferred stock are outstanding, then without the prior consent of the holders of a majority of the outstanding series B preferred stock, we may not:

  •
  declare or pay dividends, subject to limited exceptions;

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  redeem or repurchase or otherwise acquire any of our capital stock, subject to limited exceptions;

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  authorize, create, designate, establish or issue (1) an increased number of shares of series B preferred stock or (2) any other class or series of capital stock ranking senior to or on parity with the series B preferred stock or reclassify any shares of common stock into shares having preference or priority over series B preferred stock unless such newly issued shares rank on a parity with the series B preferred stock and are sold at a price equal to or above the conversion price of the series B preferred stock immediately prior to issuance; or

  •
  except in limited circumstances, amend, alter or repeal, whether by merger, consolidation or otherwise, the certificate of incorporation or bylaws of Artisoft or the resolutions contained in the certificate of designations of the series B preferred stock and the rights, preferences, qualifications, limitations and restrictions thereof which, in any case, would adversely affect the rights or voting power of the series B preferred stock or would change the number of authorized shares of series B preferred stock or any stock ranking prior thereto or which would increase the size of the board of directors to more than nine members.

        Conversion.    The holders of the series B preferred stock have the right, at any time and at their option, to convert each share of series B preferred stock into a number of shares of our common stock determined by dividing the then-applicable per share liquidation preference of the series B preferred stock by the then-applicable per share conversion price of the series B preferred stock. The conversion price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by Artisoft. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of our common stock, or securities exercisable for or convertible into our common stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price will be reduced to equal the per share price of the issued securities. Following our sale of 317,466 shares of our common stock on September 27, 2002 at a purchase price equal to $6.30 per share, the conversion price of our series B preferred stock was reduced from $15.00 to $6.30 per share.

        Conversion at the Option of the Company.    In the event that the closing bid price of a share of our common stock as traded on such exchange as the common stock may then be listed exceeds $30.00, subject to adjustment, for 30 consecutive trading days and all of the shares of common stock issuable upon conversion of the series B preferred stock are registered pursuant to an effective registration statement, we, upon ten days written notice to the holders of the series B preferred stock, shall have the right to effect the automatic conversion of the series B preferred stock, without any action by the holders thereof, into a number of shares of common stock calculated pursuant to the terms of the series B preferred stock.

  Series A Preferred Stock

        Our board has reserved the series A preferred stock for issuance. The series A preferred stock was originally designated in connection with Artisoft's adoption of a shareholder rights plan. The shareholder rights plan has since terminated, and we have no present intention to issue any shares of series A preferred stock. However, the series A preferred stock remains designated and reserved for issuance. As of the date of this proxy statement, there were no shares of series A preferred stock outstanding. The following description is a summary of the material terms of our series A preferred stock. It does not restate these terms in their entirety. We urge you to read our certificate of incorporation and bylaws because they, and not this description, define the rights of holders of series A preferred stock. This summary of our series A preferred stock is not complete and is qualified by reference to our certificate of incorporation and bylaws.

        Voting.    Each share of series A preferred stock is entitled to 1,000 votes, subject to adjustment. Except as summarized below, each share of series A preferred stock votes together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders.

        Dividends.    With respect to the payment of dividends and the distribution of assets, the series A preferred stock ranks junior to all series of all other series of preferred stock, unless the terms of a particular series provide otherwise. The holders of shares of series A preferred stock are entitled to receive when, as and if declared by the board of directors, cash dividends equal to 1,000 times the per share amount of all cash dividends and 1,000 times the per share amount of all non-cash dividends, other than dividends payable in common stock or by a subdivision of the outstanding common stock, which have been declared on the common stock since the preceding quarterly dividend payment date. Dividends on the series A preferred stock are payable quarterly on the last day of March, June, September and December each year.

        Our board of directors must declare a dividend on the series A preferred stock after it declares any dividend on the common stock, other than dividends payable in common stock. Dividends begin to accrue and accumulate on outstanding shares of series A preferred stock from the quarterly dividend payment date preceding the date of issuance of such shares.

        Liquidation.    If we liquidate, dissolve or wind up, then:

  •
  we must pay the holders of outstanding shares of series A preferred stock, before we make any payment to the holders of shares of stock ranking junior to the series A preferred stock, an amount equal to accrued and unpaid dividends, whether or not declared, plus an amount equal to the greater of (1) $1,000 per share or (2) an amount equal to 1,000 times the amount to be paid to holders of common stock; and

  •
  we may not make any distribution to the holders of shares of stock ranking on a parity with the series A preferred stock, except for distributions made ratably to the holders of series A preferred stock and other preferred stocks.

        For purposes of this liquidation preference, neither the consolidation, merger or other business combination of us with another entity nor the sale of all or any of our property, assets or business will be treated as a liquidation, dissolution or winding up of Artisoft.

        Merger, Consolidation, etc.    If we are a party to any merger, consolidation or similar transaction in which shares of common stock are exchanged or changed into stock or securities of another entity, cash or property of another entity, then the series A preferred stock will be exchanged or changed into an amount per share equal to 1,000 times the amount of consideration into which or for which each share of common stock is changed or exchanged in such merger, consolidation or similar transaction.

        Adjustments for Stock Splits and Other Events.    In the event that we declare a dividend on our common stock that is payable in common stock or we effect a subdivision, combination or consolidation of the outstanding shares of our common stock into a greater or lesser number of shares, then the dividend, liquidation and merger or consolidation amounts payable to holders of series A preferred stock will be increased or reduced in proportion to the resulting increase or decrease in the total number of shares of common stock outstanding.

        Certain Restrictions.    If any quarterly dividends payable on the series A preferred stock are in arrears, then, until all of these unpaid dividends have been paid in full, we may not:

  •
  declare or pay dividends on any shares of stock ranking junior to the series A preferred stock;

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  declare or pay any dividends on any shares of stock ranking on parity with the series A preferred stock, except ratably among all of these parity stocks;

  •
  redeem any stock ranking junior to the series A preferred stock, unless we redeem the junior stock by issuing additional shares of stock ranking junior to the series A preferred stock; or

  •
  redeem any shares of series A preferred stock or shares of stock ranking on a parity with the shares of series A preferred stock, except in accordance with a purchase offer to all holders of these series or classes upon terms that the board of directors deems fair and equitable.

        We may not permit any of our subsidiaries to purchase any of our shares of stock, unless we are able at such time to purchase shares in accordance with the terms described in the preceding paragraph.

        Redemption.    We may not redeem the series A preferred stock.

        Fractional Shares.    We may issue the series A preferred stock in fractions of a single share. Each fractional share of series A preferred stock will have proportionate voting, dividend, liquidation and other rights as discussed above.

  Undesignated Preferred Stock

        Our board of directors will determine the designations, preferences, limitations and relative rights of our undesignated preferred stock. These include:

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  the designation of the series and the number of shares offered;

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  the amount of the liquidation preference per share;

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  the offering price of the shares to be sold;

  •
  the dividend rate applicable to the series, the dates on which dividends will be payable and the dates from which dividends will begin to accumulate, if any;

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  any redemption or sinking fund provisions;

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  any conversion or exchange rates;

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  any antidilution provisions;

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  any additional voting and other rights, preferences, privileges and restrictions;

  •
  any listing of the series on an exchange;

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  the relative ranking of the series as to dividend rights and rights upon our liquidation, dissolution or winding up; and

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  any other terms of the series.

        The liquidation price or preference of any series of preferred stock is not indicative of the price at which the shares will actually trade after the date of issuance.

        Our board of directors could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will issue preferred stock under these circumstances only if it determines that the issuance is in our best interests and in the best interest of our stockholders. In addition, the terms of a series of preferred stock might discourage a potential acquiror from attempting to acquire us in a manner that changes the composition of our board of directors, even when a majority of our stockholders believe that an acquisition under these circumstances would be in their best interests or when stockholders would receive a premium for their stock over the then current market price.

Warrants

        We have outstanding warrants to purchase up to 466,664 shares of our common stock, issued on August 8, 2001 and November 14, 2001 pursuant to a purchase agreement dated August 8, 2001. Following the sale of 317,466 shares of our common stock on September 27, 2002, the per share exercise price of each warrant issued in August and November 2001 was reduced from $22.50 to $6.30. The number of shares issuable upon exercise and the per share exercise price of the warrants are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the per share exercise price of the warrants is also subject to adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect. In the event of such an issuance, the per share exercise price of the warrants will be reduced to equal the per share price of that issuance. The warrants may be exercised at any time prior to their expiration date by delivering the warrant certificates to us, together with a completed election to purchase and the full payment of the exercise price or by means of a "net exercise" feature under which Artisoft does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Artisoft in lieu of payment of the exercise price. This net exercise right is generally limited to times when Artisoft is not in compliance with its obligations relating to the registration of the shares of common stock underlying the warrants for resale under Artisoft's registration rights agreement with respect to those shares. We may, at our option, demand that the warrants be exercised in the event that the closing per share bid price of our common stock as traded on such exchange as the common stock may then be listed exceeds $45.00, subject to adjustment, for 30 consecutive trading days and all of the shares of common stock underlying the warrants are registered for resale pursuant to an effective registration statement or are no longer required to be so registered. The warrants will expire on September 30, 2006.

Registration Rights

        We have filed with the SEC registration statements with respect to the resale or other disposal of an aggregate of 1,555,555 shares of common stock issuable upon the conversion of our outstanding shares of series B preferred stock and upon the exercise of our outstanding common stock purchase warrants. We also have a registration statement pending with the SEC and not yet effective with respect to the registration of an additional 961,911 shares of common stock, consisting of 317,477 shares of common stock we issued in September 2002 and an additional 644,444 shares of common stock issuable upon conversion of our outstanding shares of series B preferred stock. Under the registration rights agreement governing this pending registration statement, we are required to pay the holders of the registrable securities liquidated damages in the aggregate amount of $30,000 for any month after January 25, 2003, or pro rata for any portion of such a month, until the registration statement is declared effective by the SEC.

        We have also agreed to file one or more registration statements with the SEC covering the resale or other disposal of any shares of common stock that may be issued (1) upon conversion of shares of our series B preferred stock or upon exercise of the common stock purchase warrants issued under our 2001 financing due to the price-related anti-dilution protection provisions of those shares or warrants and (2) pursuant to the purchase price adjustment terms of our September 2002 financing. Under the purchase price adjustment terms of our September 2002 financing, if during the 24-month period following the first effective registration statement filed by Artisoft covering the resale of the shares of common stock issued in that financing Artisoft issues or sells or is deemed to issue or sell shares of common stock at a per share price lower than $6.30, the per share purchase price of the shares of common stock issued and sold under the September 2002 financing will be deemed to be reduced to that lower price and Artisoft will be obligated to issue additional shares of common stock to the investors. Artisoft will issue additional shares of common stock in an amount equal to (1) $2,000,040 divided by the price (divided by six) at which the additional shares were sold minus (2) the total number of shares of common stock originally purchased by the investors and subsequently acquired by the investors pursuant to any previous price adjustments.

        Pursuant to our registration obligations described in the immediately preceding paragraph, upon the closing of the financing being presented for stockholder approval at the special meeting, we will be required to register for resale or other disposal an additional 2,311,115 shares issuable upon conversion of our outstanding shares of series B preferred stock, based upon the price-related anti-dilution protection provisions of those shares, and 660,330 shares of common stock which we will be required to issue pursuant to the purchase price adjustment terms of our September 2002 financing.

        We have also agreed to prepare and file amendments and supplements to the registration statements discussed above to the extent necessary to keep the registration statements effective until the shares are no longer required to be registered for the resale or other disposal thereof by the holders of those securities.

Delaware Law

        We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an

"interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

Certificate Of Incorporation And Bylaw Provisions

        Business Combinations.    Our certificate of incorporation provides that, subject to limited exceptions, any "business combination" with an "interested stockholder" shall require, in addition to any vote required by law, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all of the then outstanding shares of stock entitled to vote thereon, excluding the shares of stock owned by the interested stockholder. A "business combination" includes mergers, asset sales, liquidation, reclassification of securities and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who (1) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock; or (2) is an affiliate or associate of Artisoft and at any time within the two-year period immediately prior to the date in question was the beneficial owner of stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock.

        Board of Directors.    Our certificate of incorporation and bylaws provide, subject to the rights of holders of our preferred stock, that:

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  the board of directors be divided into three classes, as nearly equal in size as possible, with staggered three-year terms,

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  directors may be removed by the stockholders only for cause, and

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  any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.

        The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, us.

        Stockholder Meetings.    The certificate of incorporation and bylaws also provide that:

  •
  any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting, and

  •
  special meetings of the stockholders may only be called by the Chairman of the Board of Directors, the President or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption).

        These provisions could delay until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding securities.

        Amendment of Certificate of Incorporation and Bylaws.    Delaware law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the vote of the holders of at least 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal the foregoing provisions relating to the election, removal and classification of members of our board of directors. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be then outstanding. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the holders of a majority of the outstanding capital stock entitled to vote thereon. However, certain sections of the bylaws dealing with special meetings of stockholders, notice of business to be conducted at the meetings of stockholders, the number and election and classification of directors, and the indemnification of directors and officers may only be altered, amended, rescinded or repealed by the affirmative vote of the holders of 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote thereon.

        Limitation of Liability and Indemnification.    Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty as a director, except in some circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate into this proxy statement information that is contained within our Annual Report on Form 10-K/A for the year ended June 30, 2002, filed with the SEC on May 20, 2003, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 20, 2003. Copies of each of the Form 10-K/A and Form 10-Q are included with this proxy statement. We are incorporating into this proxy statement by reference the following information from the Form 10-K/A and Form 10-Q:

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  the information set forth under Item 7 of Part II of the Form 10-K/A;

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  the information set forth under Item 8 of Part II of the Form 10-K/A;

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  the information set forth under Item 1 of Part I of the Form 10-Q;

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  the information set forth under Item 2 of Part I of the Form 10-Q; and

  •
  the information set forth under Item 3 of Part I of the Form 10-Q.

        Our board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards.

                      By Order of the Board of Directors

                      DUNCAN G. PERRY
                       Secretary

August 5, 2003

Appendix A

ARTISOFT, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders

September 9, 2003

        The undersigned, having received notice of the special meeting and the board of directors' proxy statement therefor and revoking all prior proxies, hereby appoints Michael P. Downey, Steven G. Manson and Duncan G. Perry, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote in respect of all shares of capital stock of Artisoft which the undersigned may be entitled to vote, at the special meeting of stockholders of Artisoft to be held on September 9, 2003 and at any adjournment or adjournments of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

[Artisoft Logo]
ARTISOFT, INC. C/O COMPUTERSHARE P. O. BOX A-3480 CHICAGO, IL 60690
VOTE BY INTERNET:—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 8, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 8, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Artisoft, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	ARTISOFT	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

ARTISOFT, INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW. To vote in accordance with this recommendation, just sign this proxy; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the recommendation of the board of directors.
1.
	To authorize the issuance and sale under the terms of a purchase agreement dated June 27, 2003 of (1) 2,627,002 shares of Artisoft's Series C Convertible Preferred Stock, $1.00 par value per share, at a per share price equal to $1.50 and (2) warrants to purchase an aggregate of 2,627,002 shares of common stock, $.01 par value per share, at an initial per share exercise price of $1.88.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To adjourn the special meeting upon motion by the presiding officer or his designee to allow additional time for solicitation of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

  NASDAQ Marketplace Rule 4350(i) requires that we obtain stockholder approval of Proposal 1 prior to issuing shares of series C convertible preferred stock and common stock purchase warrants pursuant to the June 2003 purchase agreement.

  TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

  This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on this proxy, and should be returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full name thereof by an authorized officer, who should state his or her title.

  MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT    ☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Appendix B

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Artisoft, Inc. and subsidiaries:

        We have audited the accompanying consolidated balance sheets of Artisoft, Inc. and subsidiaries as of June 30, 2002 and 2001 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Artisoft, Inc. and subsidiaries as of June 30, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated balance sheets as of June 30, 2002 and 2001 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2002 have been restated as discussed in Note 2 to the consolidated financial statements.

/s/ KPMG LLP

Boston, Massachusetts

August 6, 2002, except for Note 14 which is as of September 27, 2002 and Notes 2 and 16 which are as of May 19, 2003.

QuickLinks

ARTISOFT, INC. 5 CAMBRIDGE CENTER CAMBRIDGE, MASSACHUSETTS 02142 Notice of Special Meeting of Stockholders to be held on September 9, 2003
PROXY STATEMENT
TABLE OF CONTENTS
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUTHORIZATION OF ISSUANCE AND SALE OF SERIES C PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK
ARTISOFT, INC.
DESCRIPTION OF CAPITAL STOCK
INCORPORATION BY REFERENCE
ARTISOFT, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Special Meeting of Stockholders September 9, 2003
INDEPENDENT AUDITORS' REPORT